Exhibit 10.1

Woodside Energy Group Ltd

Supplementary Woodside Equity

Plan Rules

June 2022

Supplementary Woodside

Equity Plan

1.	Establishment and Purpose

The Plan has been established by the Board for the purpose of rewarding the ongoing commitment of Eligible Employees to Woodside.

2.	Application

(a)	These Plan Rules set out the basis on which Equity Rights will be granted to Eligible Employees and the terms and conditions of those Equity Rights.

(b)	These Plan Rules bind each Eligible Employee and the Company.

3.	Definitions and Interpretation

3.1	Definitions

(a)	The following words and phrases have these meanings in these Plan Rules:

Allocation Date means the date on which Equity Right Shares are allocated to an Eligible Employee in accordance with clause 6.3(a).

ASX means ASX Limited (ACN 008 624 691) trading as the Australian Securities Exchange.

ASX Listing Rules means the listing and operating rules and procedures of the ASX as amended from time to time.

Board means the board of directors of the Company from time to time.

Business Day means a “trading day” as defined in the ASX Listing Rules.

Cash Amount means the amount of cash determined in accordance with clause 6.4.

CEO means the Chief Executive Officer of the Company, from time to time.

Change of Control Event is defined in clause 7.

Company means Woodside Energy Group Ltd (ABN 55 004 898 962).

Company Secretary means the company secretary of the Company.

Constitution means the constitution of the Company as amended from time to time.

Corporations Act means the Corporations Act 2001 (Cth).

Effective Date means, for each Offer, the date determined by the Board as being the date upon which the Equity Rights are to be offered to an Eligible Employee.

Eligible Employee means a person who is:

(i)	a permanent full time or part time employee of Woodside on the relevant Effective Date; or

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(ii)	otherwise nominated by the CEO as an Eligible Employee.

For the avoidance of any doubt, notwithstanding any nomination pursuant to (ii) above, contractors, casual employees, non-executive directors of the Company and the CEO are not Eligible Employees.

Equity Right is a right to be allocated either one Share or the Cash Amount upon vesting in accordance with these Plan Rules.

Equity Right Share means a Share which, subject to clause 4.4, will be allocated to an Eligible Employee following the vesting of an Equity Right under these Plan Rules.

Forfeiture Event means, in relation to an Eligible Employee, any one or more of the following:

(i)	resignation by the Eligible Employee or any other form of voluntary termination of employment by the Eligible Employee;

(ii)	the Eligible Employee ceasing to be employed by Woodside other than pursuant to a Terminating Event;

(iii)	if the Eligible Employee:

(A)

engages in any act or omission which, in the opinion of the Board, amounts to dishonesty, fraud, wilful misconduct, wilful breach of duty, or serious and wilful negligence in the performance of the Eligible Employee’s duties; or

(B)	acts in such a way as, in the opinion of the Board, is likely to injure the reputation, business or operations of the Company or any member of Woodside;

(iv)	receipt by the Company of a notice in writing from an Eligible Employee to the effect that the Eligible Employee has elected to surrender the Equity Right; or

(v)	any other event determined by the Board to be a Forfeiture Event, including but not limited to a determination under clause 11.9.

International Assignee means an Eligible Employee who, at any time during the Vesting Period, is on assignment for, or has been relocated outside of their original employment location by the Company or any member of Woodside.

Legal Personal Representative means:

(i)	an executor or trustee of the will, or an administrator of the estate of a deceased person;

(ii)	the trustee of the estate of a person under a legal disability; or

(iii)	any beneficiary of the estate of the deceased person as nominated by the executor, administrator or trustee.

Offer has the meaning given in clause 4.1.

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Plan means the Supplementary Woodside Equity Plan established by the Board on 20 October 2011, as described by these Plan Rules.

Plan Rules means the rules of the Plan as set out in this document.

Privacy Policy means Woodside’s privacy statement, as amended from time to time, which can be found on Woodside’s website.

Qualifying Service Period means the number of days in a Vesting Period during which an employee is an Eligible Employee commencing on the Effective Date of an Offer or such other date as determined by the Board, and concluding on the earlier of:

(i)	a Terminating Event; and

(ii)	the last day of the Vesting Period for that Offer,

but does not include any days during which the Eligible Employee is:

(iii)	on any form of leave without pay or on any other extended unpaid leave of absence;

(iv)	not engaged in service under their contract of employment with Woodside;

(v)	on salary continuance; or

(vi)	undertaking non-service activity prescribed by the CEO or the Board as falling within (iv) above for the purposes of these Plan Rules.

Scheme of Arrangement means a compromise or arrangement between the Company and its members under Part 5.1 of the Corporations Act, which if implemented will result in:

(i)	the amalgamation of the Company with any other body corporate; or

(ii)

one person (by themselves, or together with persons who are their associates for the purposes of Chapter 6 of the Corporations Act) becoming, whether directly or indirectly, legally or beneficially entitled to 50% or more of the share capital of the Company.

Securities Dealing Policy means the securities dealing policy (or policy of equivalent purpose) of Woodside as amended from time to time.

Share means an ordinary fully paid share in the capital of the Company including but not limited to a share listed on the ASX or an American Depositary Share listed on the New York Stock Exchange.

Takeover Bid means an off-market or market bid for some or all of the Shares of the Company made under Chapter 6 of the Corporations Act.

Tax includes any tax (whether direct or indirect), levy, impost, deduction, charge, rate, contribution, duty or withholding which is (or is deemed to be) assessed, levied, imposed or made by any government or any governmental, semi-governmental or judicial entity or authority together with any interest, penalty, fine, charge, fee or other amount assessed (or deemed to be assessed), levied, imposed or made on or in respect of any or all of the foregoing.

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Terminating Event means any of the following:

(i)	the Eligible Employee no longer being employed by Woodside due to redundancy or any other similar circumstances as determined by the Board;

(ii)	total and permanent disablement of the Eligible Employee;

(iii)	the Eligible Employee is terminated by Woodside due to medical illness or incapacity;

(iv)	death of the Eligible Employee; or

(v)	any other event nominated by the Board as a Terminating Event in respect of an Offer under the Plan.

Trust means any trust the Board determines will be used for the purposes of administering the Plan, from time to time.

Trust Deed means any deed establishing a Trust, as amended from time to time.

Trustee means the trustee responsible for administering a Trust utilised for the purposes of the Plan.

Vesting Date means, for each Offer, subject to clauses 6.5 and 7, the date determined by the Board or the CEO (as relevant) and set out in the Offer.

Vesting Equity Rights has the meaning given in clause 6.1.

Vesting Period means, for each Offer, subject to clause 7, a period commencing on the applicable Effective Date and ending on:

(i)	the Business Day immediately prior to the applicable Vesting Date, or as determined by the Board; or

(ii)	in the case of an Eligible Employee employed by Woodside pursuant to a fixed term contract, such date as determined by the CEO at the time of the offer of any Equity Rights.

Woodside means the Company and where the context permits, includes its subsidiaries from time to time or any of them.

3.2	Interpretation

(a)	In these Plan Rules unless the contrary intention appears:

(i)	a reference to allocation of a Share or a Share being allocated is a reference to an Eligible Employee becoming:

(A)	the registered owner of a Share; or

(B)	beneficially entitled to a Share under the terms of these Plan Rules and the terms of any applicable Trust Deed, custodian deed or nominee arrangement;

(ii)	the singular includes the plural and vice versa;

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(iii)	if a word or phrase is defined its other grammatical forms have corresponding meanings;

(iv)	includes means includes without limitation;

(v)	a reference to these Plan Rules or a clause means these Plan Rules or the clause as amended from time to time in accordance with these Plan Rules;

(vi)	a reference to a rule, statute, or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them; and

(vii)	a reference to a person includes a reference to the person’s legal personal representatives, executors, administrators and successors, a firm or a body corporate.

(b)	In these Plan Rules unless the contrary intention appears, if the day on or by which anything is to be done is not a Business Day, then that thing must be done on or by the next Business Day.

4.	Grant and forfeiture of Equity Rights

4.1	Offer of Equity Rights

(a)	The Board may determine to offer an award of Equity Rights to an Eligible Employee from time to time (Offer).

(b)	In relation to any Offer:

(i)	the number of Equity Rights to be offered, and the terms on which they are offered, will be determined by the Board;

(ii)	subject to clause 4.1(b)(iv), Equity Rights will be offered to the Eligible Employee on the Effective Date;

(iii)

the Eligible Employee will be notified in writing by the CEO or the CEO’s delegate of the number of Equity Rights which have been offered to the Eligible Employee and the terms applicable to those Equity Rights; and

(iv)

the Board may determine that Equity Rights additional to those offered pursuant to clause 4.1(b)(ii) may be offered to an Eligible Employee and may specify the commencement date that applies to those Equity Rights (and such commencement date will be deemed to be the Effective Date for the purposes of determining the Vesting Date and the Qualifying Service Period).

4.2	Acceptance and revocation

(a)	Acceptance of an Offer under the Plan must be made in accordance with the instructions that accompany the Offer, or in any other way the Board determines.

Upon receipt of notification of the Offer pursuant to clause 4.1(b)(iii), each Eligible Employee will be deemed to have:

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(i)	accepted the Offer on the date specified in the notification of the Offer;

(ii)	agreed to be bound by:

(A)	the terms set out in the Offer;

(B)	the provisions of these Plan Rules; and

(C)	the provisions of the Trust Deed (where applicable); and

(iii)	agreed to become a member of the Company and to be bound by the Constitution upon allocation to the Eligible Employee of any Share under the Plan,

and will be granted the Equity Rights referred to in the Offer, as at the Effective Date.

(b)

Nothing limits the Board’s ability to treat the conduct of an Eligible Employee in respect of an Offer (including the failure of an Eligible Employee to lodge an election not to participate within the time specified in the instructions accompanying the Offer) as valid acceptance of that Offer under these Rules.

(c)

The Board may revoke an Offer given to an Eligible Employee prior to the date specified for the acceptance of the Offer or the grant being made, whichever is later, and such Offer will be deemed never to have been made.

4.3	Forfeiture of Equity Rights

An Eligible Employee shall immediately forfeit all unvested Equity Rights, and all entitlements, benefits and rights attaching to those Equity Rights, upon the occurrence of a Forfeiture Event at any time during the Vesting Period as may be applicable to any such unvested Equity Rights. Forfeited Equity Rights shall immediately lapse.

4.4	Offer terms and conditions take precedence

(a)	To the extent of any inconsistency, the terms and conditions advised to an Eligible Employee in an Offer will prevail over any other provision of these Plan Rules.

(b)

Where the Board exercises its power under clauses 11.1(d) or 11.1(e) with respect to a particular jurisdiction, to the extent of any inconsistency, the terms or arrangements determined under clauses 11.1(d) or 11.1(e) will prevail for Eligible Employees in that jurisdiction over anything else in these Plan Rules as they apply to Eligible Employees in other jurisdictions.

5.	Entitlements of Equity Rights

5.1	Entitlement to Share or Cash Amount

Subject to clause 6, the grant of an Equity Right to an Eligible Employee in accordance with clause 4.2(a) entitles the Eligible Employee, upon vesting of that Equity Right:

(a)	to the allocation of a Share; or

(b)	where the Board determines, to payment of the Cash Amount,

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in accordance with the Offer, the Trust Deed (where applicable) and these Plan Rules.

5.2	No consideration

An Eligible Employee is not required to pay any consideration to the Company:

(a)	for the offer or grant of an Equity Right;

(b)	on vesting of an Equity Right; or

(c)	on allocation of an Equity Right Share.

5.3	No interest or right until Allocation Date

Until the Allocation Date (as applicable to an Equity Right) and subject to the terms of the Offer, the Trust Deed (where applicable) and these Plan Rules, such Equity Right confers no:

(a)	right to receive any dividend or other payment; or

(b)	interest in, or right to receive any distribution or exercise any right (including any right to vote) in respect of, any Shares.

5.4	No entitlement until grant

An Eligible Employee has no entitlement to Equity Rights unless and until they are granted under clause 4.2(a).

6.	Vesting of Equity Rights

6.1	Vesting Date

(a)	The number of Equity Rights that will vest to an Eligible Employee under each Offer is to be determined in accordance with this clause 6 (Vesting Equity Rights).

(b)

Subject to a Forfeiture Event not having occurred, in respect of each Offer, the Vesting Equity Rights will vest to an Eligible Employee on the applicable Vesting Date and the Eligible Employee will be deemed to have exercised the Eligible Employee’s right to be allocated an Equity Right Share in respect of that Vesting Equity Right.

6.2	Calculation of Vesting Equity Rights

The number of Vesting Equity Rights which shall vest to an Eligible Employee on the applicable Vesting Date shall be calculated in accordance with the following formula:

Where:

VER means the number of Vesting Equity Rights

Qualifying Service Period is defined in clause 3

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Vesting Period is defined in clause 3

ER means, in respect of each Offer, the number of Equity Rights the subject of the Offer and held by the Eligible Employee as at the relevant Vesting Date (being those Equity Rights granted to an Eligible Employee under that Offer pursuant to clause 4.2(a) subject to any adjustment in accordance with clause 10)

The VER will be adjusted pro rata for any period in the relevant Qualifying Service Period for which an Eligible Employee is employed on less than a full-time basis.

Any fractions resulting from the above formula are to be rounded down to the nearest whole number.

6.3	Equity Right Share Allocation

(a)

Subject to the ASX Listing Rules, the Corporations Act, the Securities Dealing Policy, the U.S. Securities Act of 1933, the U.S. Securities Exchange Act of 1934 and any other applicable legislative or regulatory obligation, where a Vesting Equity Right is to be satisfied by the allocation of a Share in accordance with these Plan Rules, the Company must procure the allocation within 14 days of the Vesting Date.

(b)

Equity Right Shares will rank pari passu with all existing Shares from the Allocation Date and will be entitled in full to those dividends which have a record date for determining entitlements on or after the Allocation Date.

(c)	On and from the Allocation Date, each Eligible Employee shall, subject to the terms of any Trust Deed (where applicable):

(i)	be the beneficial owner of those Equity Right Shares; and

(ii)	have the right to exercise all voting rights and otherwise deal with those Equity Right Shares.

(d)

Nothing shall entitle an Eligible Employee to the allocation of Shares with respect to any Equity Rights if that allocation would, in the opinion of counsel for the Company, constitute a violation of applicable laws or regulations. In that case, the Company may elect to:

(i)	satisfy the Equity Right in cash in accordance with clause 6.4; or

(ii)	defer the allocation until such time as it may, in the opinion of counsel for the Company, be done without violation of applicable laws or regulations.

(e)

Eligible Employees for whom the relevant Offer is identified as not being made under a registration statement under the U.S. Securities Act of 1933 acknowledge that the securities have not been registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States or to a U.S person unless registered under the U.S. Securities Act of 1933 or an exemption from registration is available. Accordingly, each such Eligible Employee agrees, during the 40 days after the Allocation Date, not to deposit the allocated Shares for American Depositary Shares and not to sell the allocated Shares during that period to a U.S person or for the account or benefit of a U.S person. This paragraph does not prohibit the sale of the allocated Shares during that period through the facilities of the ASX or other non-U.S. exchange on which the ordinary shares of the Company are then listed.

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6.4	Cash Amount

(a)	Where the Vesting Equity Right is to be satisfied by payment of an amount of cash in accordance with clause 5.1, that amount (Cash Amount) shall be determined by applying the following formula:

CA =    VWAP × ER

Where:

CA is the Cash Amount

VWAP means the market value of a Share as determined by the weighted average of the prices at which the Company’s Shares were traded on the ASX during the five Business Days prior to the Allocation Date

ER means, in respect of each Offer, the number of Vesting Equity Rights the subject of the Offer and held by the relevant Eligible Employee as at the relevant Vesting Date (being those Equity Rights granted to an Eligible Employee under the Offer pursuant to clause 4.2(a) subject to any adjustment in accordance with clause 10)

(b)	The Company must pay a Cash Amount within 30 days of the Vesting Date.

6.5	Discretion of CEO

Subject to any direction to the contrary from the Board and clause 6.6, and notwithstanding any other term of these Plan Rules, on the occurrence of a Terminating Event, the CEO may determine that any Equity Rights held by an individual Eligible Employee may vest at a time other than the relevant Vesting Date. In such case, references to the “Vesting Date” for the purposes of these Plan Rules in respect of those Equity Rights is to be a reference to the date determined by the CEO (except in respect of the formula under clause 6.2, which will continue to refer to the ordinary Vesting Date for the Equity Rights for purposes of determining the applicable Vesting Period).

6.6	Termination payment

In the case of termination or retirement of an Eligible Employee, including the occurrence of any Terminating Event, the maximum termination payment that will be made to the Eligible Employee is, to the extent that such payment is subject to the maximum payment cap provided by the Corporations Act (Chapter 2D, Part 2D.2) for payment of benefits on termination or retirement without shareholder approval (Termination Benefit Cap), limited to the Termination Benefit Cap.

7.	Change of Control

If:

(a)

as a result of a Takeover Bid or as a result of an acquisition approved by a resolution of shareholders pursuant to section 611 item 7 of the Corporations Act (or any replacement provision) one person (by themselves, or together with persons who are their associates for the purposes of Chapter 6 of the Corporations Act) becomes, whether directly or indirectly, legally or beneficially entitled to 50% or more of the share capital of the Company;

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(b)	a Scheme of Arrangement in respect of the Company is approved by shareholders of the Company; or

(c)	the Company passes a resolution for voluntary winding up or an order is made for the compulsory winding up of the Company,

(each a “Change of Control Event”) then, in relation to each Offer, the relevant Vesting Date shall be the date on which the Change of Control Event occurs and the Vesting Period shall be the period commencing on the relevant Effective Date and ending on the date on which the Change of Control Event occurs.

8.	Transfer, assignment, hedging and dealing with Equity Rights

(a)

Equity Rights are personal to the Eligible Employee and an Eligible Employee must not sell, assign, transfer, dispose, grant any security interest (including any “security interest”, as defined in the Personal Property Securities Act 2009 (Cth)) over or otherwise deal with an Equity Right or any legal or equitable interest in any Equity Right, except to the extent necessary to enable the Legal Personal Representative of a deceased Eligible Employee to receive rights which would otherwise have accrued to that Eligible Employee, in accordance with these Plan Rules.

(b)

Eligible Employees must not enter into any transaction which would have the effect of hedging or otherwise transferring to any other person the risk of any fluctuation in the value of their entitlements under this Plan.

9.	Quotation of Equity Rights and Shares

Equity Rights will not be quoted on the ASX or any other stock exchange. The Company will make an application to the ASX for official quotation of the ordinary shares, if any, issued as a consequence of the vesting of Equity Rights as soon as practicable after the Shares are issued. The Company will make a supplemental listing application to the New York Stock Exchange for listing of the American Depositary Shares, if any, issued as a consequence of the vesting of Equity Rights in accordance with the rules of that stock exchange.

10.	Participation in future issues

10.1	Bonus issues

If:

the Company makes a bonus issue of Shares or other securities pro rata to holders of Shares (other than an issue in lieu or in satisfaction of dividends or by way of dividend reinvestment) where the record date for determining entitlements to the bonus issue is prior to the Vesting Date for an Offer, then the number of Equity Rights which an Eligible Employee is granted under that Offer, will be adjusted in accordance with the following formula:

ER = N + (N x R)

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Where:

ER =	The adjusted number of Equity Rights which the Eligible Employee holds in respect of the applicable Offer after the bonus issue

N =	The Equity Rights which have been granted to the Eligible Employee pursuant to the applicable Offer (subject to any adjustment in accordance with clause 10 prior to the relevant bonus issue)

R =	The number of Shares (including fractions) offered under the bonus issue for each Share held

For the avoidance of doubt, an adjustment will be made in relation to Equity Rights awarded under each Offer.

10.2	Rights issues

If the Company makes an offer of Shares pro rata to all or substantially all holders of Shares (whether or not an issue in lieu or in satisfaction of dividends or by way of dividend reinvestment) then an Eligible Employee’s rights attaching to an Equity Right will not be changed.

10.3	Reconstruction

(a)

Subject to clause 10.3(a)(ii)(B), in the event of any reconstruction of the issued ordinary capital of the Company where the record date for such reconstruction is prior to the Vesting Date for an Offer, the number of Equity Rights under that Offer will be adjusted in the manner specified in this clause 10.3(a) or such manner as is specified by the Board.

(i)

In any event the reconstruction will not result in any additional benefits being conferred on Eligible Employees which are not conferred on shareholders of the Company (subject to the same provisions with respect to rounding of entitlements as sanctioned by the meeting of shareholders approving the reconstruction of capital).

(ii)	In the event of any consolidation or sub-division of Shares or reduction or cancellation of capital then the adjustment will be determined by the following formulae:

(A)	Consolidation; and

(B)	Subdivision:

S =	C x	B
A

(C)	Reduction of capital by return of Share capital:

S = C

(D)	Reduction of capital by cancellation of ordinary Shares that is either lost or not represented by available assets:

S = C

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(E)	Pro rata cancellation of fully paid ordinary Shares (not within (C) or (D)):

S =	C x	B
A

Where for the purposes of this clause 10.3:

A =	The total number of Shares on issue before the capital reconstruction;

B =	The total number of Shares on issue after the capital reconstruction;

C =	The number of Equity Rights which the Eligible Employee holds before the reconstruction;

S =	The number of Equity Rights which the Eligible Employee holds after the reconstruction.

(b)

If there is a reorganisation (including consolidation, sub-division, reduction or return) of the issued share capital of the Company, the number of Equity Rights to which each Eligible Employee is entitled will be changed to the extent necessary to comply with the ASX Listing Rules applying to a reorganisation of capital at the time of the reorganisation.

10.4	Notice of adjustment

The Company must give notice to each Eligible Employee of any adjustment to the rights attaching to their Equity Rights in accordance with the ASX Listing Rules.

11.	Administration of the Plan

11.1	Administration

The Board may:

(a)

manage and administer this Plan for the Company and has all powers necessary to do so, including the power to engage third parties (including plan administrators, custodians and/or nominees) for the purpose of administering the Plan;

(b)	establish a Trust for the purposes of delivering and holding shares on behalf of Eligible Employees upon the vesting of Equity Rights;

(c)	subject to clause 14.1, from time to time make regulations and determine procedures for the proper and efficient administration and implementation of the Plan;

(d)

adopt additional rules or terms of an Offer in any jurisdiction in which the Plan is operated, having regard to any securities, exchange control, taxation or other laws or any other matter that the Board considered directly or indirectly relevant; and

(e)

adopt additional rules or terms of an Offer in respect of an Eligible Employee who is an International Assignee, having regard to any securities, exchange control, taxation or other laws or any other matter that the Board considered directly or indirectly relevant.

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Where the Board exercises its discretion under clause 11.1(d) or 11.1(e), the remaining provisions of the Plan and Offer will apply to the extent they are not inconsistent with the additional rules or terms determined by the Board.

11.2	Board and CEO discretion

(a)

Where the Board or the CEO has power to make any decision under these Plan Rules, that decision may be made in its or their absolute discretion, subject only to these Plan Rules, the ASX Listing Rules and the law.

(b)

Any power or discretion which is conferred on the Board or the CEO by these Plan Rules must, subject to clause 11.3, be exercised by the Board or the CEO (as applicable) in the interests or for the benefit of the Company, and the Board or the CEO (as applicable) are not, in exercising any power or discretion, under any fiduciary or other obligation to any other person.

11.3	Delegation to Committee or CEO

(a)

The Board may delegate such functions and powers as it considers appropriate for the administration of this Plan to the Human Resources & Compensation Committee (or its equivalent) from time to time or to the CEO. The Board may direct the Human Resources & Compensation Committee or the CEO how to exercise any discretion under these Plan Rules and the Human Resources & Compensation Committee or the CEO (as applicable) must comply with any such direction of the Board.

(b)	Subject to any direction to the contrary from the Board, the Human Resources & Compensation Committee is delegated the authority to, for and on behalf of the Board:

(i)	exercise the powers in clause 4.1(b)(iv) where the relevant Eligible Employee reports directly to the CEO;

(ii)	for the purposes of the definition of “Forfeiture Event” in clause 3, make a determination under paragraphs (iii) and (v) where the relevant Eligible Employee reports directly to the CEO; and

(iii)

for the purposes of the definition of “Terminating Event” in clause 3, make a determination with respect to the circumstances in which a Terminating Event will arise in respect of an Eligible Employee who reports directly to the CEO.

(c)	Subject to any direction to the contrary from the Board, the CEO is delegated the authority to, for and on behalf of the Board:

(i)	exercise the powers in clause 4.1(b)(iv) where the relevant Eligible Employee does not directly report to the CEO;

(ii)	exercise the powers in clause 11.1;

(iii)	for the purposes of the definition of “Forfeiture Event” in clause 3, make a determination under paragraph (iii) and (v) where the relevant Eligible Employee does not directly report to the CEO;

(iv)

for the purposes of the definition of “Terminating Event” in clause 3, make a determination with respect to the circumstances in which a Terminating Event will arise in respect of an Eligible Employee who does not directly report to the CEO; and

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(v)	make a determination with respect to the commencement date of the “Qualifying Service Period” for the purposes of the definition of “Qualifying Service Period” in clause 3.

11.4	Interpretation of Plan

Any decision of the Board or the Human Resources & Compensation Committee or the CEO, as the case may be, on any question of fact or opinion in applying or interpreting these Plan Rules is final and binding.

11.5	Dispute

Any dispute or difference of any kind arising in relation to this Plan must be referred to the Board or, if the Board so directs, the Human Resources & Compensation Committee or the CEO. The decision of the Board or the Human Resources & Compensation Committee or the CEO (as applicable) on that dispute or difference is final and binding on each Eligible Employee and each company within Woodside.

11.6	Failure to give notice

Any failure to give notice or other communication under or in connection with the Plan will not affect any rights or entitlements of an Eligible Employee or Woodside under or in connection with the Plan.

11.7	Data Protection

(a)

Subject to any applicable laws, by participating in the Plan, the Eligible Employee consents to the holding and processing of personal data provided by the Eligible Employee to Woodside, the Plan administrator or any Trustee, custodian or nominee, for all purposes with regard to the operation of the Plan. These include, but are not limited to:

(i)	administering and maintaining Eligible Employee records;

(ii)	providing information to any Trustee, registrars, brokers, printers or third party administrators of the Plan;

(iii)	providing information to any regulatory authority (including the Australian Tax Office) where required under law; and

(iv)	providing information to future purchasers of a Woodside company or the business in which the Eligible Employee works.

(b)	By participating in the Plan and allowing Woodside to grant Equity Rights under the Plan, the Eligible Employee:

(i)

acknowledges that Woodside, the Plan administrator and/or any Trustee, custodian or nominee may be required or authorised to collect the personal data under laws including the Income Tax Assessment Act 1997 (Cth), the Taxation Administration Act 1953 (Cth) and the Corporations Act, and that limited details about shareholders are available to members of the public on request;

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(ii)

confirms that they have reviewed the Privacy Policy and acknowledges that the Privacy Policy applies to Woodside’s handling of their personal data and contains further details about the countries to which personal data may be disclosed, requesting access to and updating of personal data and how to raise queries and concerns; and

(iii)

agrees that if their personal data is disclosed to a third party in a country outside Australia, Woodside will not be accountable under Australian privacy law for the conduct of the recipient in relation to that personal data, and the Eligible Employee may not be able to seek redress under Australian privacy law.

(c)	Without limiting rules 11.7(a) or 11.7(b), by allowing Woodside to grant Equity Rights under the Plan, the Eligible Employee agrees, subject to rule 11.7(d), to:

(i)

the tax file number (TFN) they have provided to Woodside as an employee of the Woodside (where applicable) being provided to any plan administrator, as agent for Woodside and also as administrator of the Plan; and

(ii)	their TFN (where applicable) being provided to the Australian Taxation Office and any other regulatory authorities as permitted under law.

(d)

Rule 11.7(c) is voluntary and the Eligible Employee may notify Woodside if they wish to withdraw agreement to that rule at any time. Eligible Employees who withdraw agreement from rule 11.7(c) may be subject to withholding tax deductions under the Taxation Administration Act 1953 (Cth).

11.8	Overriding restrictions

Nothing is to be done under the Plan if it would contravene the Corporations Act, the ASX Listing Rules, the U.S. Securities Act of 1933, the U.S. Securities Exchange Act 1934 and any other applicable legislative or regulatory obligation, the Constitution, or the Securities Dealing Policy.

11.9	Manipulative action and contravention of Plan Rules

If the CEO or the Board considers that any Eligible Employee has taken or is taking action which is in breach of this Plan, including but not limited to, taking actions in breach of clause 8, the CEO or the Board (as applicable) may direct the taking of appropriate action to rectify the effect of the action, including declaring the action of the Eligible Employee to be a Forfeiture Event, as well as the taking of disciplinary action against the relevant Eligible Employee. This clause does not limit any other power of the CEO or the Board in relation to the Plan or under any contract of employment.

12.	Costs and expenses

12.1	Establishment and acquisition costs

The Company will pay or procure the payment of all costs and expenses in relation to the establishment, operation and administration of the Plan, including but not limited to, the provision of funds as required for the:

(a)	on-market purchase of Equity Right Shares;

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(b)	payment of subscription monies to the Company to subscribe for Equity Right Shares; and

(c)	payment of any Cash Amount.

12.2	Withholding Taxes

(a)

Notwithstanding any other provisions of these Plan Rules, if Woodside, the Plan administrator or any Trustee, custodian or nominee is obliged to pay Tax, or reasonably believes it may have a Tax obligation, as a result of or in connection with any:

(i)	grant, vesting or other transaction or circumstance pertaining to Equity Rights;

(ii)	allocation of Shares under the Plan; or

(iii)	payment of any amounts including a Cash Amount,

then Woodside, the Plan administrator, Trustee, custodian and/or nominee is entitled to withhold or be reimbursed by the Eligible Employee for the Tax amount or amounts so paid or payable.

(b)

Where rule 12.2(a) applies, Woodside, the Plan administrator, Trustee, custodian and/or nominee is not obliged to grant any Equity Rights, to allocate Shares or to make a cash payment in accordance with these Plan Rules unless Woodside is satisfied that arrangements for payment or reimbursement of the Tax amounts referred to in rule 12.2(a) have been made. Those arrangements may include, without limitation:

(i)

the provision by the Eligible Employee of sufficient funds to reimburse Woodside, the Plan administrator, Trustee, custodian and/or nominee for the amount (by salary deduction, reduction of any amount owed by Woodside to the Eligible Employee or otherwise);

(ii)	the sale on behalf of the Eligible Employee of Shares allocated pursuant to these Plan Rules for payment or reimbursement of these amounts, as well as the costs of any such sale;

(iii)	a reduction in any amount payable to the Eligible Employee in lieu of an allocation of Shares under these Plan Rules;

(iv)	the Eligible Employee forgoing their entitlement to an equivalent number of Shares that would otherwise be allocated to the Eligible Employee; or

(v)	lapse or forfeiture of a sufficient number of Equity Rights to satisfy the debt the Eligible Employee owes to Woodside, the Plan administrator, Trustee, custodian and/or nominee.

(c)

Unless Woodside, the Plan administrator, Trustee, custodian and/or nominee (as applicable) is required or determines to use a different valuation, any Equity Rights lapsed or forfeited (as applicable) under this rule will be valued at the VWAP (as defined in clause 6.4) on the date of lapse or forfeiture.

(d)	Any amounts which are paid or payable for the purposes of the Plan are inclusive of Woodside’s compulsory superannuation contribution (if applicable).

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12.3	Transaction costs

The Company will pay or will procure the payment of all transaction costs (for example, brokerage, commission or stamp duty) in relation to the allocation of Equity Right Shares to Eligible Employees or to the payment of any Cash Amount in accordance with the terms of the Plan.

13.	Termination and suspension of the Plan

13.1	Discretion of Woodside

The Board may terminate or suspend the operation of the Plan at any time without notice to the Eligible Employees and in particular, must do so where the operation of the Plan would contravene the Corporations Act, the ASX Listing Rules, the U.S. Securities Act of 1933, the U.S. Securities Exchange Act 1934 and any other applicable legislative or regulatory obligation, the Constitution or the Securities Dealing Policy.

13.2	Effect of termination or suspension

Termination or suspension of the operation of this Plan will not affect any Equity Rights already allocated under the Plan, and the terms of the Plan will continue to apply to such allocations as far as permitted by law.

14.	Amendment of the Plan Rules

14.1	Amendment

(a)	Subject to clauses 14.1(c), 14.2 and 14.3, the Board may at any time by resolution amend these Plan Rules (including this clause 14). An amendment may be retrospective in effect.

(b)	The CEO may, pursuant to any authority delegated to him or her by the Board, make administrative changes to these Plan Rules as required for the effective operation and administration of the Plan.

(c)	Any amendment to the Plan Rules shall be subject to the limitations in clause 11.8.

14.2	No reduction of existing rights

Any amendment to the provisions of these Plan Rules must not materially reduce the rights of any Eligible Employee as they existed before the date of the amendment, other than with the consent of the Eligible Employee or where the amendment is introduced primarily:

(a)	for the purpose of complying with or conforming to present or future State, Territory or Commonwealth legislation governing or regulating the maintenance or operation of the Plan or like plans;

(b)	to correct any manifest error or mistake;

(c)

for the purpose of enabling the Eligible Employees generally (but not necessarily each Eligible Employee) to receive a more favourable taxation treatment in respect of their participation in the Plan; or

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Equity Plan

(d)

to enable the Plan or any member of Woodside to comply with the Corporations Act, the ASX Listing Rules, the U.S. Securities Act of 1933, the U.S. Securities Exchange Act of 1934, any other applicable laws or its constitution.

14.3	Notice of amendment

The Board must as soon as reasonably practicable give notice in writing of any amendment to these Plan Rules to any Eligible Employee affected by it.

15.	Notices and correspondence

15.1	Instructions by Eligible Employees

For the purposes of these Plan Rules, the Board, the Company, the CEO and the Human Resources & Compensation Committee (Relevant Recipients) are entitled to regard any notice, consent, direction or other communication given or purported to be given by or on behalf of an Eligible Employee (or a Legal Personal Representative of an Eligible Employee) as valid, whether given orally or in writing.

15.2	Notices to Relevant Recipients

Any notice, consent, direction or other communications given by or on behalf of an Eligible Employee (or a Legal Personal Representative of an Eligible Employee) is deemed to have been duly given if:

(a)	sent by electronic mail or delivered by hand; or

(b)	sent by ordinary prepaid mail,

and is deemed to have been served:

(c)	if sent by electronic mail or delivered by hand, at the time of sending or delivery; or

(d)

if posted, three Business Days (or, if posted by or on behalf of an Eligible Employee (or a Legal Personal Representative of an Eligible Employee) from outside Australia, seven Business Days) after the date of posting.

Delivery, transmission and postage is to be to the address (and marked to the attention of the person) specified in the notification pursuant to clause 4.1(b)(iii) of these Plan Rules, or any other address as the Board or the CEO may notify from time to time.

15.3	Notices to Eligible Employees

Any notice, certificate, consent, direction, approval, waiver or other communications given by the Board, the Company, the CEO or the Human Resources & Compensation Committee is deemed to have been duly given if:

(a)	sent by electronic mail or delivered by hand; or

(b)	sent by ordinary prepaid mail,

and is deemed to have been served:

(c)	if sent by electronic mail or delivered by hand, at the time of sending or delivery; or

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Equity Plan

(d)	if posted, three Business Days (or, if posted to an Eligible Employee’s address outside Australia, seven Business Days) after the date of posting.

Delivery, transmission and postage is to be to the place of business at which the Eligible Employee performs the whole or substantially the whole of the duties of his or her office of employment, the e-mail address of the Eligible Employee at such place of employment, or the last given address (or e-mail address) notified by the Eligible Employee in accordance with clause 15.2.

16.	Relationship of parties

16.1	Principal

Woodside acts as principal in the operation of the Plan and not as a fiduciary for any person or as a trustee for Eligible Employees.

16.2	Eligible Employees’ rights

These Plan Rules:

(a)	do not give any person any right or basis of expectation of becoming an Eligible Employee;

(b)	do not give any Eligible Employee the right to continue as an employee of Woodside;

(c)	do not affect any rights which Woodside may have to terminate the employment of an Eligible Employee; and

(d)	may not be used to increase damages in any action brought against Woodside in respect of that termination.

17.	Governing law

The Plan is governed by the law in force in Western Australia and will be construed and take effect in accordance with those laws.

June 2022	20

Woodside Energy Group Ltd

Supplement to Supplementary Woodside Equity Plan for United States Participants

1.

General. This supplement (“Supplement”) to the Supplementary Woodside Equity Plan, as such plan may be amended from time to time (the “Plan”), shall apply to Eligible Employees who are, in respect of Equity Rights, subject to taxation under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). In the event of any inconsistency between the Plan Rules and this Supplement, the terms and conditions of this Supplement shall control and govern Equity Rights granted to such Eligible Employees (the “U.S. Participants”), except to the extent necessary to ensure that a U.S. Participant who is also subject to Tax under Australian law in respect of Equity Rights granted under the Plan is not subject to material adverse tax consequences under Australian law. Capitalized terms not defined in this Supplement shall have the meaning given to such terms in the Plan Rules, the terms and conditions of which are herein incorporated by reference

2.

Eligible Employee. A U.S. Participant who is granted an Equity Right that may be settled in Shares may include only an Eligible Employee who is an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 promulgated by the U.S. Securities and Exchange Commission (the “SEC”), or there is otherwise an exemption available from applicable registration requirements under United States law with respect to the issuance of such Equity Right and Shares to such individual.

3.

Vesting Period. The term “Vesting Period” shall mean, for each Offer to a U.S. Participant, subject to clause 7 of the Plan Rules, a period commencing on the applicable Effective Date and ending on the Business Day immediately prior to the applicable Vesting Date (except in respect to the formula under clause 6.2 of the Plan Rules, which will continue to refer to the ordinary Vesting Date for the Equity Rights for purposes of determining the applicable Vesting Period).

4.

Entitlement to Shares. The vesting of an Equity Right held by a U.S. Participant will be satisfied by the allocation of a Share unless the Board determines otherwise pursuant to clause 5.1(b) of the Plan Rules.

5.	Vesting of Equity Rights upon a Terminating Event. Irrespective of clauses 6.1(b), 6.2, 6.3, 6.4 and 6.5 of the Plan Rules, but subject to clause 6.6 of the Plan Rules:

(a)

in the event that a U.S. Participant incurs a Terminating Event prior to the applicable Vesting Date, then the Vesting Equity Rights will vest to such U.S. Participant on the date of the Terminating Event and the U.S. Participant will be deemed to have exercised their right to be allocated an Equity Right Share in respect of that Vesting Equity Right;

(b)

the number of Vesting Equity Rights which shall vest to a U.S. Participant upon the Terminating Event in accordance with clause (a) of this sentence shall be determined under clause 6.2 of the Plan Rules based on the applicable Vesting Date; and

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Woodside Equity Plan

US Participants

(c)

the Vesting Equity Rights that so vest in accordance with clause (b) of this sentence shall be satisfied by an allocation and transfer of Equity Right Shares (or, if pursuant to clause 5.1(b) of the Plan Rules, the Vesting Equity Rights are to be satisfied by the payment of a Cash Amount pursuant to clause 6.4 of the Plan Rules, then such Cash Amount shall be paid) to such U.S. Participant no later than 70 days after the date of the Terminating Event (which allocation and transfer date shall be considered the Allocation Date for purposes of the Plan Rules).

Notwithstanding the foregoing, clause 6 of the Plan Rules shall apply to a U.S. Participant who does not incur a Forfeiture Event or a Terminating Event prior to the Vesting Date applicable to an Offer; provided, however, that the Vesting Equity Rights that so vest in accordance with clause 6 of the Plan Rules shall be satisfied by an allocation and transfer of Equity Right Shares (or, if pursuant to clause 5.1(b) of the Plan Rules, the Vesting Equity Rights are to be satisfied by the payment of a Cash Amount pursuant to clause 6.4 of the Plan Rules, then such Cash Amount shall be paid) to such U.S. Participant no later than 70 days after the applicable Vesting Date (which allocation and transfer date shall be considered the Allocation Date for purposes of the Plan Rules).

6.

The Trust. Notwithstanding any provision in the Plan Rules to the contrary, no Shares, cash or other property shall at any time be funded or set aside (directly or indirectly) in the Trust or any other trust or similar arrangement with respect to any Equity Rights or Shares granted, allocated, issuable or issued to a U.S. Participant. Shares issued in satisfaction of Equity Rights granted to a U.S. Participant shall be transferred by the Company to such U.S. Participant, and such Shares shall not be subject to the Trust Deed. References in the Plan Rules to the Trust, Trust Deed and Trustee shall be disregarded for purposes of U.S. Participants.

7.	Governing Tax Law. Equity rights granted to U.S. Participants generally shall be subject to the requirements of the Code.

8.

Termination of Employment. The employment of a U.S. Participant shall be considered terminated for purposes of the Plan on the date such U.S. Participant incurs a “separation from service” with Woodside within the meaning of Section 409A of the Code, including the guidance and regulations promulgated thereunder (“Section 409A”).

9.

Section 409A. It is the general intention, but not the obligation of Woodside or any of its officers or directors, that Equity Rights offered under the Plan to U.S. Participants comply with or be exempt from the limitations and requirements of Section 409A, and such Equity Rights will be administered and construed accordingly. The Board may adopt such additional rules or provide for terms in an Offer that are inconsistent with or contrary to the requirements of the Plan Rules or this Supplement in providing for Offers and Equity Rights awarded to U.S. Participants that comply with or are exempt from the limitations and requirements of Section 409A. Neither this clause 9 nor any other provision of the Plan Rules or this Supplement is or contains a representation to any U.S. Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Equity Right (or the Shares underlying such Equity Right) granted under the Plan, and should not be interpreted as such. In no event shall Woodside be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by a U.S. Participant on account of non-compliance with Section 409A. Notwithstanding any provision in the Plan Rules or an Offer to the contrary, in the event that a “specified employee” (as defined under Section 409A) becomes entitled to a payment under an Equity Right that would be subject to additional taxes and interest under Section 409A if the U.S. Participant’s receipt of such payment is not delayed until the earlier of (a) the date of the U.S. Participant’s death or (b) the date that is six (6) months after the U.S. Participant’s “separation from service,” as defined under Section 409A (such earlier date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the U.S. Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of Section 409A are hereby incorporated by reference and shall control over any Plan Rules or Offer provisions in conflict therewith; provided, however, in the case of a U.S. Participant that is also subject to Tax under Australian law in respect of Equity Rights granted under the Plan, if the applicable provisions of Section 409A are contrary to the provisions of the applicable tax laws of Australia, the more restrictive body of law shall control. Notwithstanding any provision of the Plan Rules or any Offer to the contrary, in the event that following the Effective Date the Board determines that the related Offer may be subject to Section 409A, the Board may adopt such amendments to the Plan Rules and the applicable Offer or adopt other policies and procedures (including amendments, policies, and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the Offer from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Offer, or (ii) comply with the requirements of Section 409A and thereby avoid the application of any additional taxes or interest under Section 409A.

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Woodside Equity Plan

US Participants

10.

Conformity to Applicable Law. The Plan, this Supplement and each Offer to a U.S. Participant are intended to conform to the extent necessary with all applicable laws, including, without limitation, the provisions of the U.S. Securities Act of 1933, as amended, and the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations and rules promulgated thereunder by the SEC, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Equity Rights are granted, with respect to U.S. Participants only in such a manner as to conform to applicable law. To the extent permitted by applicable law, the Plan, this Supplement and each Offer to a U.S. Participant shall be deemed amended to the extent necessary to conform to applicable law.

11.

Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan Rules, this Supplement or any Offer, if a U.S. Participant is subject to Section 16 of the Exchange Act, then the Plan, this Supplement, the Equity Rights and the Offer shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan, this Supplement and the Offer shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

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Supplement to the Supplementary

Woodside Equity Plan

US Participants

12.

Tax Withholding Matters. Any determination made pursuant to the Plan Rules to allow a U.S. Participant who is subject to Rule 16b-3 of the Exchange Act to pay Tax with Shares through net settlement or previously owned Shares shall be approved by either the full Board or a committee of the Board made up of solely two or more members who are each (a) a “non-employee director” within the meaning of Rule 16b-3(b)(3) of the Exchange Act, and (b) “independent” under the listing standards or rules of the U.S. securities exchange upon which the Shares are traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules. If Tax withholding amounts are satisfied through net settlement or previously owned Shares pursuant to the Plan Rules, then the maximum number of Shares that may be so withheld or surrendered shall be the number of Shares that have an aggregate fair market value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for Woodside with respect to such Equity Rights, as determined by the Board.

13.	Status under ERISA. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

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Woodside Energy Group Ltd

Supplement to Supplementary Woodside Equity Plan for Canadian Participants

This supplement (“Supplement”) to the Supplementary Woodside Equity Plan, as such plan may be amended from time to time (the “Plan”), shall apply to Eligible Employees who are, for purposes of the Income Tax Act (Canada) (the “Tax Act”), resident in Canada and/or who are granted Equity Rights in respect of or by virtue of employment services rendered in Canada (each, a “Canadian Participant”).

In the event of any inconsistency between the Plan Rules, as amended (the “Plan Rules”), any Offer, and this Supplement with respect to Equity Rights granted to Canadian Participants, the order of precedence of such documents for the purposes of any such inconsistency shall be: the Offer, then this Supplement, then the Plan Rules, except to the extent necessary to ensure that a Canadian Participant who is also subject to Tax under Australian law in respect of Equity Rights granted under the Plan is not subject to material adverse tax consequences under Australian law.

Capitalized terms not defined in this Supplement shall have the meanings given to them in the Plan Rules, the terms and conditions of which are herein incorporated by reference.

1.

Operation of the Plan, Settlement of Equity Rights. Each Equity Right granted to a Canadian Participant shall be settled through the issuance from treasury of one fully paid Share on vesting. Notwithstanding clause 5.1(b) or any other provision of the Plan Rules, the Board shall not have the discretion to satisfy a vested Equity Right in cash. References in the Plan Rules to a Cash Amount or an on-market purchase of Equity Right Shares shall be disregarded for purposes of Canadian Participants.

2.

Canadian Tax Treatment. It is the general intention, but not the obligation of Woodside or any of its officers or directors, that Equity Rights granted under the Plan to Canadian Participants be governed by section 7 of the Tax Act, and such Equity Rights will be administered and construed accordingly. Neither this clause 2 nor any other provision of the Plan Rules or this Supplement is or contains a representation to any Canadian Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Equity Right (or the Shares underlying such Equity Right) granted under the Plan, and should not be interpreted as such. In no event shall Woodside be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by a Canadian Participant in respect of the Equity Rights. In the case of a Canadian Participant who is also subject to Tax under Australian law in respect of Equity Rights granted under the Plan, if the applicable provisions of section 7 of the Tax Act or this Supplement are contrary to the provisions of the applicable tax laws of Australia, the more restrictive body of law shall control.

3.

Eligible Employee. A Canadian Participant who is granted an Equity Right may include only an Eligible Employee who is an employee of the Company or any of the Company’s related entities (as defined in National Instrument 45-106 Prospectus Exemptions of the Canadian Securities Administrators (“NI 45-106”)) and whose participation in the Plan is voluntary, or in respect of which Canadian Participant there is otherwise an exemption available from the prospectus requirement under applicable law in Canada for the issuance of Equity Rights and Shares.

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Supplement to the Supplementary

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Canadian Participants

4.

Resignation and Voluntary Termination. A Terminating Event shall not include any form of resignation or voluntary termination of employment by a Canadian Participant, and any such resignation or voluntary termination of employment shall be considered a Forfeiture Event.

5.

Vesting Period. The term “Vesting Period” shall mean, for each Offer to a Canadian Participant, subject to clause 7 of the Plan Rules, a period commencing on the applicable Effective Date and ending on the Business Day immediately prior to the applicable Vesting Date.

6.	Vesting of Equity Rights upon a Terminating Event. Irrespective of clauses 6.1(b), 6.2, 6.3, 6.4 and 6.5 of the Plan Rules, but subject to clause 6.6 of the Plan Rules:

(a)

in the event that a Canadian Participant incurs a Terminating Event prior to the applicable Vesting Date, the Vesting Equity Rights will vest to such Canadian Participant on the date of the Terminating Event and the Canadian Participant will be deemed to have exercised their right to be allocated an Equity Right Share in respect of that Vesting Equity Right;

(b)

the number of Vesting Equity Rights which shall vest to a Canadian Participant upon the Terminating Event in accordance with clause (a) of this sentence shall be determined under clause 6.2 of the Plan Rules based on the applicable Vesting Date; and

(c)	the Vesting Equity Rights that so vest in accordance with clause (b) of this sentence shall be satisfied by an allocation and transfer of Equity Right Shares.

Notwithstanding the foregoing, clause 6 of the Plan Rules shall apply to a Canadian Participant who does not incur a Forfeiture Event or a Terminating Event prior to the Vesting Date applicable to an Offer; provided, however, that the Vesting Equity Rights that so vest in accordance with clause 6 of the Plan Rules shall be satisfied by an allocation and transfer of Equity Right Shares.

7.

The Trust. Notwithstanding any provision in the Plan Rules to the contrary, no Shares, cash or other property shall at any time be funded or set aside (directly or indirectly) in the Trust or any other trust or similar arrangement with respect to any Equity Rights or Shares granted, allocated, issuable or issued to a Canadian Participant. Shares issued in satisfaction of Equity Rights granted to a Canadian Participant shall be transferred by the Company to such Canadian Participant, and such Shares shall not be subject to the Trust Deed. References in the Plan Rules to the Trust, Trust Deed, Plan Trustee, and Trustee shall be disregarded for purposes of Canadian Participants.

8.

Participation in Future Issues. All adjustments made to Equity Rights under clause 10 of the Plan Rules shall, to the extent reasonably practicable, be made in accordance with the provisions of subsection 7(1.4) of the Tax Act.

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Supplement to the Supplementary

Woodside Equity Plan

Canadian Participants

9.

Termination of Employment. The employment of a Canadian Participant shall be considered terminated for the purposes of the Plan, and the Canadian Participant shall cease to be employed for purposes of the Plan, on the date that is the earlier of (i) the date of termination of employment designated by Woodside in the written notice of termination delivered to the Canadian Participant by Woodside, and (ii) the date designated by the Canadian Participant in the written notice of resignation or termination of employment delivered to Woodside by the Canadian Participant; and for greater certainty, “terminated” and “ceasing to be employed” (or any derivative or extension thereof) specifically do not include, and are not extended by, any period of notice of termination, or any period during which compensation or other entitlement in lieu of notice of termination, is or may be required to be given to the Canadian Participant by Woodside, whether under contract, statute, common law, equity, or other under any other legal basis, ground or requirement.

10.

Conformity to Applicable Law. The Plan, this Supplement and each Offer to a Canadian Participant are intended to conform to the extent necessary with all applicable laws, including, without limitation, the provisions of the Securities Act (Newfoundland and Labrador), as amended, and any and all regulations and rules promulgated thereunder (including without limitation NI 45-106). Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Equity Rights are granted, with respect to Canadian Participants only in such a manner as to conform to applicable law. To the extent permitted by applicable law, the Plan, this Supplement and each Offer to a Canadian Participant shall be deemed amended to the extent necessary to conform to applicable law.

11.

First Trades. The prospectus requirement under applicable law in Canada will not apply to the first trade by a Canadian Participant of a Share allocated to such Canadian Participant in accordance with the Plan Rules if all of the following apply:

(a)

at the time the Equity Rights were allocated to the Canadian Participant (the “distribution date”), the Company was a “foreign issuer” (as defined in National Instrument 45-102 Resale of Securities of the Canadian Securities Administrators);

(b)	the Company

i.	was not a reporting issuer in any jurisdiction of Canada on the distribution date, or

ii.	is not a reporting issuer in any jurisdiction of Canada on the date of the first trade by such Canadian Participant; and

(c)	the first trade is made

i.	through an exchange, or a market outside of Canada, or

ii.	to a person or company outside of Canada.

12.

Tax Withholding. Clauses 12.2(b)(iv) and (v) of the Plan Rules shall apply to a Canadian Participant only at the election of such Canadian Participant, provided that, if a Canadian Participant has not made arrangements, reasonably satisfactory to Woodside, for payment or reimbursement of the Tax Amounts referred to in section 12.2 of the Plan Rules on or before the date that is five (5) days prior to the settlement of the Equity Rights, such Canadian Participant shall be deemed to have made an election to rely on clauses 12.2(b)(iv) and/or (v) of the Plan Rules, as determined by Woodside.

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Woodside Energy Group Ltd

Acuerdo Complementario al Acuerdo Complementario del Plan de Acciones de Woodside aplicable para participantes Mexicanos	Supplement to the Supplementary Woodside Equity Plan for Mexican participants

1.  Generalidades. El presente documento deberá ser considerado como el acuerdo complementario (el “Acuerdo”) al Plan de Acciones de Woodside, (el “Plan”) mismo que podrá ser modificado de tiempo en tiempo por la Empresa a su entera discreción. El presente Acuerdo será aplicable a los Empleados Elegibles que se encuentren contratados por una subsidiaria mexicana de la Compañía (los “Participantes Mexicanos”). En caso de cualquier inconsistencia entre las Reglas del Plan y este Acuerdo, los términos y condiciones de este Acuerdo prevalecerán y regirán los derechos otorgados a los Participantes Mexicanos. Los términos en mayúsculas que no se definen en este Acuerdo tendrán el significado que se les dé en las Reglas del Plan. El texto en idioma inglés es únicamente una referencia y la traducción puede ser inexacta, por lo que, en caso de controversia o mal entendido en la interpretación, validez o aplicación de alguna disposición, prevalecerá la interpretación textual del lenguaje en idioma español.

1.  General. This supplement (the “Supplement”) to the Supplementary Woodside Equity Plan, as such plan may be amended from time to time (the “Plan”), shall apply to Eligible Employees who are employed by a Mexican subsidiary of the Company (the “Mexican Participants”). In the event of any inconsistency between the Plan Rules and this Supplement, the terms and conditions of this Supplement shall control and govern Equity Rights granted to the Mexican Participants. Capitalized terms not defined in this Supplement shall have the meaning given to such terms in the Plan Rules. The English text is for reference only and may be inaccurate in its translation, therefore in case of dispute or disagreement in the interpretation, validity or application of any provision set forth herein, the Spanish language shall prevail.

2. Entidad Patrona Mexicana. Cualquier subsidiaria mexicana con el carácter de sociedad patrona de Participantes Mexicanos.	2. Mexican Employer Entity. A Mexican subsidiary of the Company acting as employer entity of Mexican Participants.

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Supplement to the Supplementary

Woodside Equity Plan

Mexican Participants

3.  Relación entre las partes. El Participante Mexicano reconoce y acepta que cualquier beneficio otorgado bajo el Plan es otorgado como consecuencia de la relación laboral que existe exclusivamente entre la Entidad Patrona Mexicana y el Participante Mexicano por lo que, los beneficios que resulten bajo el Plan no deberán ser interpretados como una consecuencia de la existencia de un vínculo o relación de trabajo alguna con otra entidad distinta a la Entidad Patrona Mexicana, siendo ésta la sociedad con quien el Participante Mexicano celebró su contrato individual de trabajo y a quién presta sus servicios personales y subordinados.

3.  Relationship between the parties. The Mexican Participant acknowledges and accepts that any benefit granted under the Plan is being provided as a consequence of the employment relationship which exists exclusively between the Mexican Employer Entity and the Mexican Participant. Therefore, the granting of any benefit under the Plan shall not be deemed to be a consequence of the existence of an employment relationship with any entity other than the Mexican Employer Entity with which the Mexican Participant entered into his or her employment agreement and to which the Mexican Participant renders his or her personal and subordinate services.

4.  Naturaleza del Derecho de Participación. Cualquier Derecho de Participación otorgado en términos del Plan no deberá ser considerado como un derecho adquirido de los Empleados Elegibles en términos de la legislación laboral mexicana. Cualquier beneficio bajo el Plan es incierto, discrecional y depende del cumplimiento de ciertas condiciones, por lo que la existencia del Plan no constituye un beneficio permanente o continuo en favor de los Participantes Mexicanos.

4.  Non-Vested nature of Equity Rights. Equity Rights should not be considered a vested right as provided under the Mexican labor and employment laws. Any benefits under the Plan are uncertain, discretionary and depend on the satisfaction of certain conditions, and, thus, the existence of the Plan does not constitute a permanent or continuous benefit in favor of the Mexican Participant.

5.  Pena por demanda de exigibilidad en jurisdicción no aplicable. En caso de que el Participante Mexicano presente una reclamación relacionada con los beneficios resultantes del Plan en una jurisdicción extranjera (e.g., jurisdicción Mexicana), el Participante Mexicano deberá pagar todos los costos judiciales y honorarios legales en los que incurra la Entidad Patrona Mexicana y/o Woodside como resultado de dicha reclamación o demanda. En ese caso, el Participante Mexicano también estará obligado a compensar a la Entidad Patrona Mexicana y/o a Woodside por cualquier daño o pérdida de ganancias sufrida como resultado de una resolución de dicha demanda en una jurisdicción diferente a la seleccionada bajo el Plan.

5.  Penalty for enforcement of non-applicable jurisdiction. If a Mexican Participant files a claim related to benefits resulting from the Plan in a foreign jurisdiction (e.g., Mexican jurisdiction), the Mexican Participant shall pay for all judicial costs and legal fees incurred by the Mexican Employer Entity and/or Woodside as a result of such claim. Additionally, in such case, the Mexican Participant will also be obligated to compensate the Mexican Employer Entity and/or Woodside for any damages or lost profits suffered as a result of a resolution of such claim in a jurisdiction that differs from the selected jurisdiction under the Plan.

June 2022	2

Supplement to the Supplementary

Woodside Equity Plan

Mexican Participants

6.  Impuestos. El Participante Mexicano reconoce que cualquier beneficio otorgado al amparo del Plan estará sujeto a las disposiciones fiscales aplicables, incluyendo el Capítulo I del Título IV de la Ley del Impuesto sobre la Renta.

6. Taxes. The Mexican Participant acknowledges that any benefit granted under the Plan will be subject to applicable tax provisions, including Chapter I of Title IV of the Mexican Income Tax Law.

7.  Protección de datos personales. El Participante Mexicano reconoce que Woodside será responsable del tratamiento de los datos personales que le proporcione al amparo del Plan, por lo que no resulta aplicable la normativa mexicana en materia de protección de datos.

7.  Protection of personal data. The Mexican Participant acknowledges that Woodside will be responsible for the treatment of the personal data provided under the Plan, therefore, the Mexican regulations on data protection are not applicable.

June 2022	3